Exhibit 99.1

 EXECUTION VERSION

Cooperation Agreement

This Cooperation Agreement (this “Agreement”) is made and entered into as of August 18, 2022 (the “Effective Date”) by and among Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), and each of the parties listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors” or, with their respective controlled Affiliates, except as noted on Exhibit A, the “Investor Group”). The Company and each of the Investors are each herein referred to as a “party” and collectively, the “parties.”)

Whereas, each of the Investors beneficially owns the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) listed on Exhibit A hereto;

Whereas, on April 20, 2022, JDS1, LLC, a Delaware limited liability company (“JDS1”), filed a lawsuit captioned JDS1, LLC v. Catalyst Biosciences, Inc., C.A. No. 2022-0350-KSJM (Del. Ch.) against the Company pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”) (the “Section 220 Litigation”).

Whereas, on June 15, 2022, JDS1 filed a lawsuit captioned JDS1, LLC v. Catalyst Biosciences, Inc., et al., C.A. No. 2022-0515-KSJM (Del. Ch.) against the Company and its Board of Directors (the “Board”) alleging, among other things, violations of Section 271 of the DGCL (the “Section 271 Litigation”).

Whereas, the Company has reached an agreement with each of the Investors with respect to certain matters as provided in this Agreement.

Now, Therefore, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investors, on a several and not joint basis, and the Company hereby agree as follows:

           Section 1.          JDS1 to Withdraw from Certain Legal Actions.

a.
Dismissal with Prejudice of Section 271 Litigation. JDS1 shall file a stipulation of dismissal of the Section 271 Litigation with prejudice substantially in the form attached as Exhibit B hereto no later than 12:00 p.m. EDT on the second Business Day following the Effective Date (the time of filing such stipulation hereinafter referred to as the “Section 271 Litigation Dismissal Time”).

b.
Dismissal with Prejudice of the Section 220 Litigation and Withdrawal of Section 220 Demand. JDS1 shall file a stipulation of dismissal of the Section 220 Litigation with prejudice substantially in the form attached as Exhibit C hereto no later than 12:00 p.m. EDT on the second Business Day following the Effective Date (the time of filing such stipulation hereinafter referred to as the “Section 220 Litigation Dismissal Time”) and, effective at the Section 220 Litigation Dismissal Time, JDS1 shall be deemed to have irrevocably withdrawn the stockholder inspection demand letter (the “Section 220 Demand”) that it delivered to the Company on March 15, 2022, pursuant to Section 220 of the DGCL.

Section 2.          Voting Agreement.

During the Standstill Period (defined in Section 4) each of the Investors agrees to vote all shares of Common Stock beneficially owned by each Investor and its Affiliates (as defined below) in favor of the election of any director nominee nominated by the Board; provided, however, nothing in this Agreement (including without limitation with respect to Section 4 below) shall restrict an Investor from voting freely on any stockholder approval for any merger, material acquisition or disposition, or a liquidation and winding up of the Company that is submitted by the Company for stockholder approval.

Section 3.          Reimbursement of Fees and Expenses.

On the same day that JDS1 fulfills its obligations under this Agreement under Sections 1(a) and 1(b) above, and no later than two (2) hours following the later of (a) the Section 271 Litigation Dismissal Time, and (b) the Section 220 Litigation Dismissal Time (such deadline hereinafter referred to as the “Expense Reimbursement Payment Deadline”), the Company shall pay to JDS1, via same-day wire transfer of immediately available funds, and following the wire transfer instructions communicated by JDS1, via e- mail or otherwise, to the Company’s Chief Executive Officer, Interim Chief Financial Officer, or the legal counsel referenced in Section 12 hereof, the amount of $400,000 (the “Expense Reimbursement Amount”), as reimbursement for JDS1’s out-of-pocket fees and expenses (including legal expenses) incurred in connection with its involvement with the Company through the Effective Date, including, but not limited to its filings with the Securities and Exchange Commission (the “SEC”), its notices and correspondence to the Company, its proxy contest against the Company, its stockholder inspection demand, the Section 271 Litigation and the Section 220 Litigation against the Company, its engagement with the Company’s Representatives, and the negotiation and execution of this Agreement. If the Expense Reimbursement Payment Deadline occurs after the cut-off time of the transferring financial institutions, the Company shall have until 11:00 a.m. EDT of the next Business Day following the day of the Expense Reimbursement Payment Deadline to transfer the Expense Reimbursement Amount without incurring the Late Payment Fees and Interests (defined below). For the avoidance of doubt, it is expressly understood that JDS1 shall not be required to provide the Company with any documentation with respect to its expenses incurred. The Company acknowledges that the Company’s agreement to pay JDS1 the Expense Reimbursement Amount by the Expense Reimbursement Payment Deadline is a key, material, bargained- for element to this Agreement without which JDS1 would not have agreed, pursuant to the terms hereof, to withdraw the Section 271 Litigation, the Section 220 Litigation, and enter into this Agreement. If the Company does not make payment to JDS1 of the Expense Reimbursement Amount by the Expense Reimbursement Payment Deadline, JDS1 shall be entitled to all fees and expenses, including attorneys’ fees and litigation and court costs that it incurs in connection with its efforts to collect the Expense Reimbursement Amount as well as interest accruing from and after the Expense Reimbursement Payment Deadline on the unpaid balance of the Expense Reimbursement Amount (the “Late Payment Fees and Interests”). Such interest shall accrue at a rate equal to the annualized Federal Funds Rate plus ten percent (10%) and shall be compounded daily.

Section 4.          Standstill.

Each Investor agrees that, for the period commencing immediately following the payment of the Expense Reimbursement Amount pursuant to Section 3 (the “Releases Effectiveness Time”) and ending on the earliest of (i) the one year anniversary of the Agreement, or (ii) a material breach by the Company of its obligations under this Agreement which is not cured within five (5) Business Days after written notice from any Investor (the “Standstill Period”), neither it nor any of its controlled Affiliates will, and it will cause each of its controlled Affiliates not to, directly or indirectly, acting alone or in concert with others:

(i)          submit any stockholder proposal (pursuant to Rule 14a-8 promulgated by the SEC under the Exchange Act or otherwise) or any notice of nomination or other business for consideration, or nominate any candidate for election to the Board (including by way of Rule 14a-11 of Regulation 14A), other than as expressly permitted by this Agreement;

(ii)          engage in, directly or indirectly, any “solicitation” (as defined in Rule 14a- 1 of Regulation 14A) of proxies (or written consents) or otherwise become a “participant in a solicitation”(as such term is defined in Instruction 3 of Schedule 14A of Regulation 14A under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of the Common Stock (including any withholding from voting) or grant a proxy with respect to the voting of the Common Stock or other voting securities to any person other than to the Board or persons appointed as proxies by the Board;

(iii)          seek to call, or to request the call of, a special meeting of the Company’s stockholders, or make a request for a list of the Company’s stockholders or to inspect any books and records of the Company;

(iv)        form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, other than a group consisting only of some or all of the Investors and their Affiliates;

(v)           vote for any nominee or nominees for election to the Board, other than those nominated or supported by the Board;

(vi)          seek to place a Representative or other Affiliate or nominee on the Board or seek the removal of any member of the Board or a change in the size or composition of the Board;

(vii)        acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person, in each case other than securities of the Company;

(viii)        other than at the direction of the Board, seek, propose or make any statement (other than to one or more members of the Board or management or its advisors or agents) with respect to, or solicit, or negotiate with or provide any information to any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, change in structure or composition of the Board, change in the executive officers of the Company, change in capital structure, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company (it being understood that the foregoing shall not restrict the Investors from tendering Common Stock, receiving payment for Common Stock or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board);

(ix)          acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of (A) any interests in the Company’s indebtedness or (B) an aggregate amount of more than 9.99% of the Company’s outstanding Common Stock (which shall not include Common Stock issued in connection with a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by any of the Investors or their Affiliates); provided, however, nothing herein shall prevent any Investor from confidentially seeking a waiver from this provision;

(x)         short sell the Company’s capital stock, or otherwise pledge, hypothecate or put any liens against the Company’s capital stock, except that an Investor may partake in customary margin transactions with a broker regulated by FINRA;

(xi)         disclose publicly, or privately in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing;

(xii)         take any action challenging the validity or enforceability of any provisions of this Section 4; or

(xiii)        enter into any agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or encourage or solicit any person to undertake any of the foregoing activities.

Except as expressly provided in Section 2, each of the Investors shall be entitled to (i) vote any shares of Common Stock that it beneficially owns as it determines in its sole discretion, and (ii) disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company and the reasons therefor. This Section 4 shall not restrict the ability of the Investors and each of their Affiliates and other Representatives to privately communicate with the Company and its Representatives so long as such private communications would not be reasonably expected to trigger public disclosure obligations for any party.

Section 5.          Representations and Warranties of the Company.

The Company represents and warrants to the Investors that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

    Section 6.          Representations and Warranties of the Investors.

Each Investor, on behalf of itself, severally and not jointly represents and warrants to the Company that (a) as of the Effective Date, such Investor beneficially owns only the number of shares of Common Stock as described opposite its name on Exhibit A, and Exhibit A includes all Affiliates of any Investors that own any securities of the Company beneficially or of record, (b) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) such Investor has the authority to execute this Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind such Investor to the terms hereof, and (d) the execution, delivery and performance of this Agreement by such Investor does not and will not (i)  violate or conflict with any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

Section 7.          No Litigation and General Release of Claims

From the Releases Effectiveness Time and until the end of the Standstill Period, each party hereby covenants and agrees that it shall not, and shall not permit any of its Affiliates or Representatives to, directly or indirectly, alone or in concert with others, encourage, pursue, or assist any other person to threaten or initiate any lawsuit, claim, or other proceeding before any court (each, a “Legal Proceeding”) against the other party, any of its Affiliates, or its Representatives, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement, or (b) counterclaims with respect to any proceeding initiated by or on behalf of one party or its Affiliates against any other party or its Affiliates; provided, however, that the foregoing shall not prevent any party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of, or at the direct or indirect suggestion of such party or any of its Representatives; provided, further, that in the event any party or any of its Representatives receives such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to the other party (except where such notice would be legally prohibited or not practicable). Each party represents and warrants to each other party that neither it nor any assignee has filed any Legal Proceeding or is aware of any Legal Proceeding, or a Legal Requirement related thereto, against any other party that has not been disclosed to such other party prior to the date hereof. It is understood and that in consideration of the mutual promises and covenants contained herein, and after consultation with their respective counsel, the Company, on the one hand, and each other party, on the other hand, on behalf of themselves and for all of their past and present affiliated, associated, related, parent and subsidiary companies, joint venturers, limited liability companies, and partnerships, successors, assigns, and the respective owners, officers, directors, nominees for election to the Board, agents, employees, shareholders, members, consultants and attorneys, Affiliates, Immediate Family members, and other Representatives of each of them (collectively “Affiliated Persons”), irrevocably and unconditionally release, acquit and forever discharge the other and all of their Affiliated Persons, from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, losses, controversies, contentions, complaints, promises, accountings, bonds, bills, debts, dues, sums of money, expenses, specialties and fees and costs (whether direct, indirect or consequential, incidental or otherwise including, without limitation, attorney’s fees or court costs, of whatever nature) incurred in connection therewith of any kind whatsoever, whether known or unknown, suspected or unsuspected, in their own right and derivatively, in law or in equity or liabilities of whatever kind or character (the “Claims”), which the parties have or may have against one another based upon events occurring prior to the date of the execution of this Agreement, including, without limitation, arising out of or related to the Section 271 Litigation, the Section 220 Litigation, the engagement and interactions between the Investors and the Company (either directly or through their respective Representatives), the parties’ communications with other investors in the Company, and the proxy solicitations conducted by each of the Company and the Investor Group in connection with the Company’s 2022 Annual Meeting of Stockholders (the “Released Matters”). The parties acknowledge that this general release of claims includes, but is not limited to, any and all statutory and common law claims for, among other things, fraud and breach of fiduciary duty based upon events occurring prior to the Effective Date. The parties intend that the foregoing release be broad with respect to the Released Matters, provided, however, this release and waiver of Claims does not release any rights and duties under this Agreement and shall not include any actions or claims any party may have for breach of, or to enforce, the terms of this Agreement.

Each of the parties to this Agreement represents and warrants that it has not heretofore transferred or assigned, or purported to transfer or assign, to any person, firm, or corporation any claims, demands,obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys’ fees, liabilities, or indemnities herein released.

The Company, on the one hand, and the Investors, on the other hand, on behalf of themselves and their Affiliated Persons, each acknowledge that as of the Effective Date, the parties may have claims against an Affiliated Person that a party does not know or suspect to exist in his, her or its favor, including, but not limited to claims that, had they been known, might have affected the decision to enter into this Agreement, or to provide the general release set forth in this Section 7. In connection with any such claims, the parties agree that they intend to waive, relinquish, and release any and all provisions, rights, and benefits any state or territory of the United States or other jurisdiction that purports to limit the application of a release to unknown claims, or to facts unknown at the time this Agreement was entered into. Without limiting the foregoing, the parties expressly waive any right or protection under Section 1542 of the California Civil Code, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. In connection with the foregoing waiver, the parties acknowledge that they, or any of them, may (including after the Effective Date) discover facts in addition to or different from those known or believed by them to be true with respect to the subject matter of this Agreement, but it is the intention of the parties to complete, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all claims that they may have against each other and their Affiliated Person, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, that now exist or previously existed, without regard to the subsequent discovery of additional or different facts. The parties acknowledge that the foregoing waiver is a key, material, bargained-for element to this Agreement and the general release that is part of it.

Section 8.          Public Announcements.

  (i)          No later than two (2) Business Days following the Effective Date, the Company shall file a Current Report on Form 8-K with the SEC reporting the entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto. The Company shall provide the Investor Group and its counsel a reasonable opportunity to review and comment on the Form 8-K prior to such filing, which comments shall be considered in good faith;

  (i)           No later than two (2) Business Days following the Effective Date, the Investor Group shall file an amendment to its Schedule 13D with respect to the Company that has been filed with the SEC, reporting the entry into this Agreement, amending applicable items to conform to their obligations hereunder and appending or incorporating by reference this Agreement as an exhibit thereto. The Investor Group shall provide the Company and its counsel a reasonable opportunity to review and comment on the Schedule 13D prior to such filing, which comments shall be considered in good faith.

Section 9.          No Concession or Admission of Liability.

This Agreement is being entered into for the purpose of avoiding litigation, uncertainty, controversy and legal expense, constitutes a compromise and settlement entered into by each party hereto, and shall not in any event constitute, be construed or deemed a concession or admission of any liability or wrongdoing of any of the parties hereto.

           Section 10.        Specific Performance.

Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages. It is accordingly agreed that the Investors or any Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to seek specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other party hereto agrees to (i) waive any requirement under any applicable law for the Moving Party to post any bond, and (ii) not take any action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This specific performance remedy shall not be the exclusive remedy for any violation of this Agreement. Any action for specific performance brought pursuant to this Section 10 shall be brought exclusively in a Delaware state court.

Section 11.         Definitions

As used in this Agreement:

a.	the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and include Immediate Family;

b.	the term “Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act;

c.	the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act;

d.	the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or obligated to be closed by applicable law;

e.
the term “change of control” shall mean the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person; or any change in the ownership of more than 50% of the voting capital stock of the Company in one or more related transactions;

f.	the term “Immediate Family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister;

g.
the terms “group,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder, provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act;

h.
the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

i.
the term “Representatives” means (i) a person’s Affiliates and Associates and (ii) its and their respective directors, officers, director nominees, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates;

j.	the term “third party” refers to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to either party.

k.
In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation;” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders.

Section 12.        Notice.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) one (1) Business Day after deposit with a nationally recognized overnight delivery service and concurrently sent by e-mail, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:
To the Company:

Catalyst Biosciences, Inc.
Attention: Nassim Usman, Ph.D.
611 Gateway Blvd., Suite 710
South San Francisco, CA 94080
Telephone: (650) 871-0761
E-mail: nusman@catbio.com

with a copy to (which shall not constitute notice):
Orrick, Herrington & Sutcliffe LLP
Attention: Stephen Thau
51 W 52nd St
New York, NY 10019
Telephone: (212) 506-5076
E-mail: sthau@orrick.com

To the Investors: As set forth in the respective addresses listed in Exhibit A hereto. For those Investors who are members of the Investor Group, a copy shall also be sent to (which shall not constitute notice):

Gottfried Legal Advisory PLLC
Attention: Keith E. Gottfried
655 15th Street NW, Suite 800
Washington, DC 20005-5705
Telephone: (202) 627-0256
E-mail: Keith.Gottfried@gottfriedadvisory.com.

and

Hunton Andrews Kurth LLP
Attention: Ryan P. Phair
2200 Pennsylvania Avenue NW
Washington, DC 20037
Telephone (202) 955-1921
E-mail rphair@HuntonAK.com

Section 13.         Governing Law.

This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to conflict of law principles thereof, and each party irrevocably submits to the personal jurisdiction of the Chancery Court of Delaware as the exclusive venue for adjudication of any dispute hereunder.

Section 14.         Entire Agreement.

This Agreement, together with the Exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings, whether written or oral, with respect to the subject matter hereof. The Company may enter into a materially similar agreement with one or more other investors but any such agreement shall constitute a separate obligation and one investor shall not become a third party beneficiary of another investor’s agreement.

Section 15.         Receipt of Adequate Information; No Reliance; Representation by Counsel

Each party acknowledges that it has received adequate information to enter into this Agreement, that it has not relied on any promise, representation or warranty, express or implied not contained in this Agreement and that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

Section 16.         Severability.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

Section 17.         Amendment.

This Agreement may be modified, amended or otherwise changed only in a writing signed by all of the parties, or, in the case of a writing required to be signed by the Investors, the Investor Representative.

Section 18.         Termination.

This Agreement shall terminate at the end of the Standstill Period or other date established by mutual written agreement of the parties hereto. Notwithstanding the foregoing, the provisions of Sections 7 and 9 thru Section 22 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to such termination.

Section. 19         Successors and Assigns; No Third Party Beneficiaries.

This Agreement shall bind the successors and permitted assigns of the parties, and inure to the benefit of any successor or permitted assign of any of the parties; provided, however, that no party may assign this Agreement without the prior written consent of the other parties. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and the persons and entities released pursuant to Section 7 and their respective successors and assigns.

Section 20.         Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Counterparts delivered by electronic transmission shall be deemed to be originally signed counterparts.

Section 21.         Several and Not Joint Liability.

For the avoidance of doubt, the Investors are entering into this Agreement on a several, and not joint, basis. Any liability arising hereunder with respect to a specific Investor shall only apply to such specific Investor and shall not be shared among any other Investor a party hereto.

Section 22.         Investor Representative.

Each Investor hereby irrevocably appoints Julian D. Singer as its attorney-in-fact and representative (the “Investor Representative”), in such Investor’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each Investor, upon any action taken by the Investor Representative or upon any document, notice, instruction, or other writing given or executed by the Investor Representative.
(Signature page follows)

In Witness Whereof, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

Catalyst Biosciences, Inc.

By:	/s/ Nassim Usman
Name:	Nassim Usman, Ph.D.
Title:	President and Chief Executive Officer

JDS1 , LLC

By:	/s/ Julian D.Singer
Name:	Julian D. Singer
Title:	Managing Member

CCUR Holdings, Inc.

By:	/s/ Igor Volshteyn
Name:	Igor Volshteyn
Title:	Chief Executive Officer and President

CIDM II, LLC

By:	/s/Julian D.Singer
Name:	Julian D. Singer
Title:	Managing Member

/s/ Julian D. Singer
Julian D. Singer

/s/ David S. Oros
David S. Oros

/s/ Karen S. Singer
Karen S. Singer

/s/ Gary A. Singer
Gary A. Singer

Exhibit A

Investor Group Parties
Investor	Shares of Common Stock Beneficially Owned	Notice
JDS1, LLC	2,247,442 shares (including (i) 1,131,577 shares held directly (including 500 shares held of record), and (ii) 1,115,865 shares held as an affiliate of CCUR Holdings)	2200 Fletcher Avenue, Suite 501 Fort Lee, New Jersey 07024 Telephone: 201-592-3400 E-mail: julian@remusllc.com
CCUR Holdings, Inc.	1,115,865 shares (shares held directly)	3800 N Lamar Boulevard, Suite 200 Austin, Texas 78756 Telephone: 770-892-6424 E-mail: Igor.Volshteyn@ccurholdings.com
CIDM II, LLC	1,115,865 shares (no shares held directly; shares beneficially held as Asset Manager to CCUR Holdings, Inc.)	2200 Fletcher Avenue, Suite 501 Fort Lee, New Jersey 07024 Telephone: 201-592-3400 E-mail: julian@remusllc.com
Julian D. Singer	2,247,442 shares (no shares held directly; shares beneficially held as the sole member of each of JDS1, LLC and CIDM II, LLC)	2200 Fletcher Avenue, Suite 501 Fort Lee, New Jersey 07024 Telephone: 201-592-3400 E-mail: julian@remusllc.com
David S. Oros	388,600 shares (shares held directly)	702 W. Lake Avenue Baltimore, Maryland 21210 Telephone: 443-386-0300 E-mail: doros@gamma3ll.com

Non-Investor Group Parties
Investor	Shares of Common Stock Beneficially Owned	Notice
Karen S. Singer	0 shares	212 Vaccaro Drive, Cresskill, NJ 07626 Attention: Karen S. Singer Telephone: 201-750-0415 Email: gary@pure1.com
Gary A. Singer	0 shares	212 Vaccaro Drive, Cresskill, NJ 07626 Attention: Gary A. Singer Telephone: 201-750-0415 Email: gary@pure1.com
1

Exhibit B

Form of Stipulation of Dismissal with Prejudice
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

JDS1, LLC, Plaintiff, v. CATALYST BIOSCIENCES, INC., AUGUSTINE LAWLOR, ERROL B. DE SOUZA, ANDREA HUNT, JEANNE JEW, GEOFFREY LING, SHARON TETLOW, NASSIM USMAN, AND EDDIE WILLIAMS, Defendants.	) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2022-0515-KSJM

STIPULATION OF
DISMISSAL WITH PREJUDICE
IT IS HEREBY STIPULATED by the parties to this action, by and through their undersigned counsel, , pursuant to Court of Chancery Rule 41(a)(1)(ii), that this action is hereby voluntarily dismissed with prejudice. Each party shall bear its own costs.
[Signatures on following page.]

ASHBY & GEDDES	POTTER ANDERSON &
CORROON LLP
/s/ DRAFT
Catherine A. Gaul (#4310)	/s/ DRAFT
Michael J. Vail (#6994)	Matthew F. Davis (#4696)
500 Delaware Avenue, 8th Floor	Mathew A. Golden (#6035)
P.O. Box 1150	Hercules Plaza – Sixth Floor
Wilmington, DE 19899	1313 North Market Street
(302) 654-1888	Wilmington, Delaware 19801
(302) 984-6000

Of Counsel:

HUNTON ANDREWS
KURTH LLP
Ryan P. Phair
2200 Pennsylvania Avenue, NW
Washington, DC 20037
(202) 955-1921

Laura T. Wagner
Bank of America Plaza, Suite 4100
600 Peachtree Street, NE
Atlanta, Georgia 30308
(404) 888-4000

Attorneys for Plaintiff JDS1, LLC
Attorneys for Defendants Catalyst Biosciences, Inc., Augustine Lawlor, Errol B. de Souza, Andrea Hunt, Jeanne Jew, Geoffrey Ling, Sharon Tetlow, Nassim Usman, and Eddie Williams

Dated: August , 2022

Exhibit C
Form of Stipulation of Dismissal with Prejudice
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
JDS1, LLC, Plaintiff, v. CATALYST BIOSCIENCES, INC., Defendants.	) ) ) ) ) ) ) ) )	C.A. No. 2022-0350-KSJM

STIPULATION OF
DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED by the parties to this action, by and through their undersigned counsel, pursuant to Court of Chancery Rule 41(a)(1)(ii), that this action is hereby voluntarily dismissed with prejudice. Each party shall bear its own costs.

[Signatures on following page.]

DAILEY LLP	ABRAMS & BAYLISS LLP

/s/ DRAFT	/s/ DRAFT
Andrew H. Sauder (#5560)	A. Thompson Bayliss (#4310)
1201 N. Orange Street, Suite 7300	Adam K. Schulman (#5700)
Wilmington, Delaware 19801	20 Montchanin Road, Suite 200
(302) 415-3560	Wilmington, Delaware 19807
(302) 778-1000
Attorneys for Plaintiff JDS1, LLC

Of Counsel:
ORRICK, HERRINGTON & SUTCLIFFE LLP
Alexander K. Talarides 405 Howard Street
San Francisco, California 94105 (415) 773-5700

Stephen Thau
51 West 52nd Street
New York, New York 10019 (212) 506-5000

Attorneys for Defendant Catalyst Biosciences, Inc.
Dated: August , 2022